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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Tyler Technologies, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☑ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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4) Date Filed:

March 29, 2007
Dear Stockholder:
     You are cordially invited to attend the annual meeting of stockholders of Tyler Technologies, Inc. to be held on Thursday, May 17, 2007, in Dallas, Texas at the Park City Club, 5956 Sherry Lane, Suite 1700, commencing at 9:00 a.m. local time. Details of the business to be conducted at the meeting are given in the attached Notice of Annual Meeting and Proxy Statement.
     Whether or not you attend the annual meeting, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to sign, date, and return the enclosed proxy or vote through the Internet at your earliest convenience. If you decide to attend the annual meeting, you will be able to vote in person, even if you have previously submitted your proxy.
     On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of the Company.

Yours very truly,

JOHN M. YEAMAN
Chairman of the Board

TYLER TECHNOLOGIES, INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 17, 2007
To the Stockholders of
           TYLER TECHNOLOGIES, INC.:
     The annual meeting of stockholders will be held in Dallas, Texas at the Park City Club, 5956 Sherry Lane, Suite 1700, at 9:00 a.m., local time. At the meeting, you will be asked to:
(1)	elect seven directors to serve until the next annual meeting or until their respective successors are duly elected and qualified;

(2)	ratify the selection of Ernst & Young LLP as our independent auditors for fiscal year 2007; and

(3)	transact such other business as may properly come before the meeting.
     Only stockholders of record on March 19, 2007 may vote at the annual meeting. A list of those stockholders will be available for examination at our corporate headquarters, 5949 Sherry Lane, Suite 1400, Dallas, Texas 75225, from May 7 through May 17, 2007.
     Please date and sign the enclosed proxy card and return it promptly in the enclosed envelope or vote through the Internet as described in the enclosed proxy card. No postage is required if the proxy card is mailed in the United States. Your prompt response will reduce the time and expense of solicitation.
     The enclosed 2006 Annual Report does not form any part of the proxy solicitation material.

By Order of the Board of Directors

H. Lynn Moore, Jr.
Vice President, General Counsel,
and Secretary
Dallas, Texas
March 19, 2007

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS
to be held May 17, 2007

THE ANNUAL MEETING
Place, Date, and Time
     The annual meeting will be held in Dallas, Texas at the Park City Club, 5956 Sherry Lane, Suite 1700, on Thursday, May 17, 2007, at 9:00 a.m. local time.
Matters to be Considered
     At the annual meeting, you will be asked to consider and vote upon the following proposals:
•	Proposal One – Election of seven directors to serve until the next annual meeting or until their respective successors are duly elected and qualified; and

•	Proposal Two – Ratification of the selection of Ernst & Young LLP as our independent auditors for fiscal year 2007.
Record Date and Voting
     Only stockholders of record on March 19, 2007 are entitled to vote at the annual meeting. On March 19, 2007, we had 38,883,709 shares of common stock issued and outstanding. Each stockholder will be entitled to one vote, in person or by proxy, for each share of common stock held in his or her name. A majority of our shares of common stock must be present, either in person or by proxy, to constitute a quorum for action at the meeting. Abstentions and broker nonvotes are counted for purposes of determining a quorum. Abstentions are counted in tabulating the votes cast on any proposal, but are not counted as votes either for or against a proposal. Broker nonvotes are not counted as votes cast for purposes of determining whether a proposal has been approved.
Vote Required
     The following is the required vote necessary to approve each of the proposals:
•	Proposal One – Election of Directors – the election of directors is determined by plurality vote; and

•	Proposal Two – Ratification of Ernst & Young LLP – the affirmative vote of holders of a majority of the voting power of the shares actually voted at the annual meeting is required to ratify Ernst & Young LLP as our independent auditors for fiscal year 2007.
Proxy Solicitation, Revocation, and Expense
     The accompanying proxy is being solicited on behalf of the board of directors. Your shares will be voted at the annual meeting as you direct in the enclosed proxy or through the Internet, provided that it is completed, signed, and returned to us prior to the annual meeting. No proxy can vote for more than seven nominees for director. If you return a proxy but fail to indicate how you wish your shares to be voted, then your shares will be voted in favor of each of the nominees for director.
     After you sign and return your proxy, you may revoke it prior to the meeting either by (i) filing a written notice of revocation at our corporate headquarters, (ii) attending the annual meeting and voting your shares in person, or (iii) delivering to us another duly executed proxy that is dated after the initial proxy.
     We will bear the expense of preparing, printing, and mailing the proxy solicitation material and the proxy. In addition to use of the mail, we may solicit proxies by personal interview or telephone by our directors, officers, and employees. We may also engage the services of a proxy solicitation firm to assist us in the solicitation of proxies. We estimate that the fee of any such firm will not exceed $10,000 plus reimbursement of reasonable out-of-pocket expenses. Arrangements may also be made with brokerage houses and other custodians, nominees, and fiduciaries for the forwarding of solicitation material to record stockholders, and we may reimburse them for their reasonable out-of-pocket expenses.

PROPOSALS FOR CONSIDERATION
Proposal One – Election of Directors
     At the annual meeting, you will be asked to elect a board of seven directors. The nominees for director are: Donald R. Brattain; J. Luther King, Jr.; John S. Marr, Jr.; G. Stuart Reeves; Michael D. Richards; Dustin R. Womble; and John M. Yeaman. Each of the nominees currently serves on our board of directors. For more information regarding these nominees, see “Tyler Management.”
     Each nominee has indicated that he is able and willing to serve as a director. If any of the nominees becomes unable to serve prior to the meeting, the persons named in the enclosed proxy will vote the shares covered by your executed proxy for a substitute nominee as selected by the board of directors. You may withhold authority to vote for any nominee by entering his name in the space provided on the proxy card.
Our board of directors unanimously recommends that the stockholders vote FOR each of the nominees for director.
Proposal Two – Ratification of Ernst & Young LLP as Our Independent Auditors for Fiscal Year 2007
     The Audit Committee has selected Ernst & Young LLP, independent registered public accounting firm, as our independent auditors for fiscal year 2007, subject to ratification by the stockholders. Ernst & Young LLP served as our independent auditors for fiscal years 2006 and 2005. A representative of Ernst & Young LLP is expected to be present at the annual meeting. That representative will have an opportunity to make a statement, if desired, and will be available to respond to appropriate questions.
     Ernst & Young’s fees for all professional services during each of the last two fiscal years were as follows:

	2006	2005
Audit Fees	$1,020,000	$967,000
Audit Related Fees	110,000	42,000
Tax Fees	28,000	10,500
Other Fees	—	4,500

Total	$1,158,000	$1,024,000
     Audit Fees. Fees for audit services include fees associated with the annual audit, the review of our interim financial statements, and the auditor’s opinions related to internal control over financial reporting required by Section 404 of the Sarbanes-Oxley Act.
     Audit-Related Fees. Fees for audit-related services generally include fees for accounting consultations and SEC filings.
     Tax Fees. Fees for tax services include fees for tax consulting and tax compliance and preparation work.
     All Other Fees. Fees for access to Ernst & Young’s online research tool during 2005.
     The Audit Committee approved all of the independent auditor engagements and fees presented above. Our Audit Committee Charter requires that the Audit Committee pre-approve all audit and non-audit services provided to us by our independent auditors. All such services performed in 2006 were pre-approved by the Audit Committee. For more information on these policies and procedures, see “Corporate Governance Principles and Board Matters – Pre-Approval Policies and Procedures for Audit and Non-Audit Services.”
Our board of directors unanimously recommends that the stockholders vote FOR the ratification of Ernst & Young LLP as our independent auditors for fiscal year 2007.

TYLER MANAGEMENT
Directors, Nominees for Director, and Executive Officers
     Below is a brief description of our directors, nominees for director, and executive officers. Each director holds office until our next annual meeting or until his successor is elected and qualified. Executive officers are elected annually by the board of directors and hold office until the next annual board meeting or until their successors are elected and qualified.
Directors, Nominees for Director, and Executive Officers

Name / Age	Present Position	Served Since
John M. Yeaman, 66	Chairman of the Board	2004
	Director	1999
John S. Marr, Jr., 47	President and Chief Executive Officer	2004
	Director	2002
Donald R. Brattain, 66	Director	2004
J. Luther King, Jr., 67	Director	2004
G. Stuart Reeves, 67	Director	2001
Michael D. Richards, 56	Director	2002
Dustin R. Womble, 47	Executive Vice President	2003
	Director	2005
Brian K. Miller, 48	Senior Vice President and Chief Financial Officer	2005
	Treasurer	1997
H. Lynn Moore, Jr., 39	Vice President and Secretary	2000
	General Counsel	1998
Business Experience of Directors, Nominees for Director, and Executive Officers
     John M. Yeaman has served as Chairman of the Board since July 2004. From April 2002 until July 2004, Mr. Yeaman served as President and Chief Executive Officer; from March 2000 until April 2002, he served as President and Co-Chief Executive Officer; and from December 1998 until March 2000, he was President and Chief Executive Officer. Mr. Yeaman was elected to our board of directors in February 1999. Mr. Yeaman also serves as Chairman of the Executive Committee. From 1980 until 1998, Mr. Yeaman was associated with Electronic Data Systems Corporation (“EDS”), where he most recently served as the director of a worldwide Strategic Support Unit managing $2 billion in real estate assets. Mr. Yeaman began his career with Eastman Kodak Company.
     John S. Marr, Jr. has served as President and Chief Executive Officer since July 2004. From July 2003 until July 2004, Mr. Marr served as Chief Operating Officer. Mr. Marr has served on our board of directors since May 2002 and is currently a member of the Executive Committee. Mr. Marr also served as President of MUNIS, Inc. (“MUNIS”) from 1994 until July 2004. Mr. Marr began his career in 1983 with MUNIS, a company that develops and markets a wide range of software products and related services for county and city governments, schools, and not-for-profit organizations, with a focus on integrated financial systems. We acquired MUNIS in 1999. Mr. Marr also serves on the board of directors of Mercy Hospital in Portland, Maine.
     Donald R. Brattain has served as a director since 2004. Mr. Brattain also serves as Chairman of the Audit Committee and is a member of the Nominating and Governance Committee. Since 1985, Mr. Brattain has served as President of Brattain & Associates, LLC, a private investment company founded by Mr. Brattain in 1985 and located in Minneapolis, Minnesota. From 1981 until 1988, Mr. Brattain purchased and operated Barefoot Grass Lawn Service Company, a company that grew from $3.2 million in sales to over $100 million in sales and was sold to ServiceMaster, Ltd. in 1998.
     J. Luther King, Jr. has served as a director since 2004. Mr. King also serves on the Audit Committee and the Compensation Committee. Mr. King is the Chief Executive Officer, Chief Financial Officer, and a director of Luther King Capital Management (“LKCM”), a registered investment advisory firm that he founded in 1979.

Mr. King serves as the chairman of the board of trustees of Texas Christian University. Mr. King also serves as a director of the University of Texas Investment Management Company (“UTIMCO”), a company that manages the endowment assets of the University of Texas system and a portion of the endowment assets of Texas A&M University. Mr. King serves as Chairman of the Compensation Committee of UTIMCO.
     G. Stuart Reeves has served on our board of directors since June 2001. Mr. Reeves also serves as Chairman of the Nominating and Governance Committee and is a member of the Audit Committee and the Compensation Committee. From 1967 to 1999, Mr. Reeves worked for EDS, a professional services company that offers its clients a portfolio of related systems worldwide within the broad categories of systems and technology services, business process management, management consulting, and electronic business. During his thirty-two years of service with EDS, Mr. Reeves held a variety of positions, including Executive Vice President, North and South America, from 1996 to 1999; Senior Vice President, Europe, Middle East, and Africa, from 1990 to 1996; Senior Vice President, Government Services Group, from 1988 to 1990; Corporate Vice President, Human Resources, from 1984 to 1988; Corporate Vice President, Financial Services Division, from 1979 to 1984; Project Sales Team Manager, from 1974 to 1979; and Systems Engineer and Sales Executive, from 1967 to 1974. Mr. Reeves also served on the EDS Board of Directors from 1988 until 1996. Mr. Reeves retired from EDS in 1999. Mr. Reeves also serves on the Board of Governors of Oklahoma State University Foundation.
     Michael D. Richards has served on our board of directors since May 2002. Mr. Richards also serves as Chairman of the Compensation Committee and is a member of the Nominating and Governance Committee. Mr. Richards is Executive Vice President of Republic Title of Texas, Inc. From September 2000 until September 2005, Mr. Richards served as Chairman and Chief Executive Officer of Suburban Title, LLC d/b/a Reunion Title, an independent title insurance agency founded by Mr. Richards in September 2000 and which he sold to Republic Title in September 2005. From 1989 until September 2000, Mr. Richards served as President and Chief Executive Officer of American Title Company, Dallas, Texas, an affiliate of American Title Group, Inc., one of the largest title insurance underwriters in Texas during that time. From 1982 until 1989, Mr. Richards held various management positions with Hexter-Fair Title Company, Dallas, Texas, including President from 1988 until 1989. From 1974 until 1982, Mr. Richards worked for Stewart Title Guaranty Company, Dallas, Texas, during which time he held several key management positions including serving on its board of directors. Mr. Richards holds several positions with various associations, some of which include: Greater Dallas Chamber of Commerce, member of the Economic Development Advisory Council; Leukemia Society of America, Advisory Board Member; Greater Dallas Association of Realtors, Board Member; Home Builders Association, Board Member; and member of the executive committee of the Texas Stampede.
     Dustin R. Womble has been Executive Vice President in charge of corporate-wide product strategy, Chief Executive Officer of both the Courts and Justice division and our INCODE division since July 2006 and is currently a member of the Executive Committee. From July 2003 to June 2006, Mr. Womble was Executive Vice President in charge of corporate-wide product strategy and President of our INCODE division. Mr. Womble previously served as President of our INCODE division from 1998, when we acquired INCODE, to July 2003.
     Brian K. Miller has been Senior Vice President — Chief Financial Officer and Treasurer since May 2005. He previously served as Vice President – Finance and Treasurer from May 1999 to April 2005 and was Vice President — Chief Accounting Officer and Treasurer from December 1997 to April 1999. From June 1986 through December 1997, Mr. Miller held various senior financial management positions at Metro Airlines, Inc. (“Metro”), a publicly-held regional airline holding company operating as American Eagle. Mr. Miller was Chief Financial Officer of Metro from May 1991 to December 1997 and also held the office of President of Metro from January 1993 to December 1997. Mr. Miller is a certified public accountant.
     H. Lynn Moore, Jr. has been General Counsel since September 1998 and has been Vice President and Secretary since October 2000. From August 1992 to August 1998, Mr. Moore was associated with the law firm of Hughes & Luce, L.L.P. in Dallas, Texas where he represented numerous publicly-held and privately-owned entities in various corporate and securities, finance, litigation, and other legal related matters. Mr. Moore is a member of the State Bar of Texas.

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS
Corporate Governance Guidelines
     Our board of directors has adopted a number of corporate governance guidelines, including the following:
•	Independence Standards, which determine the independence of our non-employee directors. These standards are consistent with the independence standards set forth in Rule 303A.02(b) of the New York Stock Exchange Listed Company Manual. The Independence Standards are included as an exhibit to our Audit Committee Charter.

•	Corporate Governance Guidelines, which include, among other things:
•	annual submission of independent auditors to stockholders for approval;

•	formation of a Nominating and Governance Committee to be comprised solely of independent directors;

•	prohibition of stock option re-pricing;

•	formalization of the ability of independent directors to retain outside advisors;

•	performance of periodic formal board evaluation; and

•	limitation on the number of additional public company boards on which a director may serve to a maximum of four.
A copy of our Corporate Governance Guidelines may be found on our Website, www.tylertech.com.
•	An Audit Committee Charter, which requires, among other things, that the committee be comprised solely of independent directors (as set forth in the Independence Standards), at least one of who will qualify as an “audit committee financial expert” as set forth in Item 401(h) of the SEC’s Regulation S-K. A copy of our Audit Committee Charter may be found on our Website, www.tylertech.com.

•	A Compensation Committee Charter, which requires, among other things, that the committee be comprised solely of independent directors and sets forth the guidelines for determining executive compensation. A copy of our Compensation Committee Charter may be found on our Website, www.tylertech.com.

•	A Nominating and Governance Committee Charter, which requires, among other things, that the committee be comprised of at least three independent directors who are responsible for recommending candidates for election to the board of directors. A copy of our Nominating and Governance Committee Charter may be found on our Website, www.tylertech.com.
Code of Business Conduct and Ethics
     Our board of directors has adopted a Code of Business Conduct and Ethics, which applies to all of our directors, executive officers (including, without limitation, the chief executive officer, chief financial officer, principal accounting officer, and controller), and employees. The purpose of the Code of Business Conduct and Ethics is to promote:
•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	full, fair, accurate, timely, and understandable disclosure in our public communications and reports filed with the SEC;

•	compliance with applicable governmental laws, rules, and regulations;

•	prompt internal reporting of violations of the policy to the appropriate persons designated therein, including anonymous “whistleblower” provisions; and

•	accountability for adherence to the policy.

A copy of our Code of Business Conduct and Ethics may be found on our Website, www.tylertech.com, or will be furnished, without charge, upon written request at our principal executive offices. Any future amendments or waivers related to our Code of Business Conduct and Ethics will be promptly posted on our Website.
Board Independence
     Our board of directors has determined, after considering all of the relevant facts and circumstances, that each of the non-employee directors standing for re-election as director (Messrs. Brattain, King, Reeves, and Richards) has no material relationship with us (either directly or as a partner, shareholder, or officer of an organization that has a relationship with us) and is “independent” within the meaning of the New York Stock Exchange director independence standards, as currently in effect and as may be changed from time to time. As a result, if each of the nominees for director is elected at the annual meeting, our board of directors will be comprised of a majority of “independent” directors as required by the New York Stock Exchange. Furthermore, our board of directors has determined that each of the members of the Audit Committee, Compensation Committee, and Nominating and Governance Committee has no material relationship with us (either directly or as a partner, shareholder, or officer of an organization that has a relationship with us) and is “independent” within the meaning of our director independence standards.
Committees and Meetings of the Board of Directors
     The board met five times during 2006. Each board member participated in at least 75% of all board and committee meetings held during the portion of 2006 that he served as a director and/or committee member. In addition, our board of directors has established a policy under which our non-management members will meet at regularly scheduled (and in any event at least twice per fiscal year) executive sessions without management present and with Mr. G. Stuart Reeves presiding over such meetings. During 2006, the standing committees of our board of directors were the Audit Committee, Compensation Committee, Executive Committee, and Nominating and Governance Committee.
     Audit Committee. During 2006, the Audit Committee was comprised of Donald R. Brattain (Chairman), J. Luther King, Jr., and G. Stuart Reeves, each of whom is “independent” as defined above. The Audit Committee’s duties include:
•	considering the independence of our independent auditors before we engage them;

•	reviewing with the independent auditors the fee, scope, and timing of the audit;

•	reviewing the completed audit with the independent auditors regarding any significant accounting adjustments, recommendations for improving internal controls, appropriateness of accounting policies, appropriateness of accounting and disclosure decisions with respect to significant unusual transactions or material obligations, and significant findings during the audit;

•	reviewing our financial statements and related regulatory filings with the independent auditors; and

•	meeting periodically with management to discuss internal accounting and financial controls.
The Audit Committee met five times during 2006.
     Compensation Committee. During 2006, the Compensation Committee was comprised of Michael D. Richards (Chairman), J. Luther King, Jr., and G. Stuart Reeves. The Compensation Committee has final authority on all executive compensation and periodically reviews compensation and other benefits paid to or provided for our officers and directors. The Compensation Committee also approves annual salaries and bonuses for officers to ensure that the recommended salaries and bonuses are not unreasonable. The Compensation Committee met once during 2006.
     Executive Committee. During 2006, the Executive Committee was comprised of John M. Yeaman (Chairman), John S. Marr, Jr., and Dustin R. Womble. The Executive Committee has the authority to act for the entire board of directors, but may not commit to an expenditure in excess of $5,000,000 without full board approval. The Executive Committee meets periodically throughout the year.

     Nominating and Governance Committee. During 2006, the Nominating and Governance Committee was comprised of G. Stuart Reeves (Chairman), Donald R. Brattain, and Michael D. Richards. The Nominating and Governance Committee’s duties include:
•	identifying and recommending candidates for election to our board of directors;

•	periodically reviewing the appropriate skills and characteristics required of board members in the context of the current make-up of our board; and

•	monitoring adherence to our “Corporate Governance Guidelines”.
The Nominating and Governance Committee met once during 2006.
Audit Committee Financial Expert
     Our board of directors determined that each of Donald R. Brattain and J. Luther King, Jr., current chairman and member of the Audit Committee, respectively, possesses the attributes necessary to qualify as an “audit committee financial expert” as set forth in Item 401(h) of the SEC’s Regulation S-K.
Pre-Approval Policies and Procedures for Audit and Non-Audit Services
     The Audit Committee Charter requires that the Audit Committee pre-approve all of the audit and non-audit services performed by our independent auditors. The purpose of these pre-approval procedures is to ensure that the provision of services by our independent auditors does not impair their independence. Each year, the Audit Committee receives fee estimates from our independent auditors for each category of services to be performed by the independent auditors during the upcoming fiscal reporting year. These categories of services include Audit Services, Audit-Related Services, Tax Services, and All Other Services. Upon review of the types of services to be performed and the estimated fees related thereto, the Audit Committee will determine which services and fees should be pre-approved, which pre-approval will be in effect for a period of twelve months. The Audit Committee may periodically review the list of pre-approved services based on subsequent determinations. Unless a type of service to be provided by the independent auditor has received general pre-approval, it will require specific pre-approval by the Audit Committee (or delegated member of the Audit Committee) prior to the performance of such service. Any proposed services exceeding the pre-approved cost levels will also require specific pre-approval by the Audit Committee (or delegated member of the Audit Committee).
Director Nominating Process
     The Nominating and Governance Committee is responsible for reviewing and interviewing qualified candidates to serve on our board of directors and to select both “independent” as well as management nominees for director to be elected by our stockholders at each annual meeting. The Nominating and Governance Committee is comprised solely of independent directors and operates under a Charter for the Nominating and Governance Committee.
     Our Corporate Governance Guidelines include the criteria our board of directors believes are important in the selection of director nominees, which includes the following qualifications:
•	sound personal and professional integrity;

•	an inquiring and independent mind;

•	practical wisdom and mature judgment;

•	broad training and experience at the policy-making level of business, finance and accounting, government, education, or technology;

•	expertise that is useful to Tyler and complementary to the background and experience of other board members, so that an optimal balance of board members can be achieved and maintained;

•	willingness to devote the required time to carrying out the duties and responsibilities of board membership;

•	commitment to serve on the board for several years to develop knowledge about our business;

•	willingness to represent the best interests of all stockholders and objectively appraise management performance; and

•	involvement only in activities or interests that do not conflict with the director’s responsibilities to Tyler or our stockholders.
     The Nominating and Governance Committee may, in the exercise of its discretion, actively solicit nominee candidates; however, nominee recommendations submitted by other directors or stockholders will also be considered as described below.
     The Nominating and Governance Committee will consider qualified nominees recommended by stockholders who may submit recommendations to the committee in care of our Corporate Secretary at our corporate headquarters, 5949 Sherry Lane, Suite 1400, Dallas, Texas 75225. To be considered by the Nominating and Governance Committee, stockholder nominations must be submitted in accordance with our bylaws and must be accompanied by a description of the qualifications of the proposed candidate and a written statement from the proposed candidate that he or she is willing to be nominated and desires to serve, if elected. Nominees for director who are recommended by our stockholders will be evaluated in the same manner as any other nominee for director.
     Nominations by stockholders may also be made at an annual meeting of stockholders in the manner provided in our bylaws. Our bylaws require that a stockholder entitled to vote for the election of directors may make nominations of persons for election to our board at a meeting of stockholders by complying with required notice procedures. Nominations must be received at our corporate headquarters not less than 75 days or more than 85 days before any annual meeting of stockholders. If, however, notice or prior public disclosure of an annual meeting is given or made less than 75 days before the date of the annual meeting, the notice must be received no later than the 10th day following the date of mailing of the notice of annual meeting or the date of public disclosure of the date of the annual meeting, whichever is earlier. The notice must specify the following:
•	as to each person the stockholder proposes to nominate for election or re-election as a director:
•	the name, age, business address, and residence address of the person;

•	the principal occupation or employment of the person;

•	the class and number of shares of our capital stock that are beneficially owned by the person; and

•	any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors under Regulation 14A of the Exchange Act; and
•	as to the stockholder giving notice:
•	the name and record address of the stockholder and any other stockholder known to be supporting the nominee; and

•	the class and number of shares of our capital stock that are beneficially owned by the stockholder making the nomination and by any other supporting stockholders.
     We may require that the proposed nominee furnish us with other information as we may reasonably request to assist us in determining the eligibility of the proposed nominee to serve as a director. At any meeting of stockholders, the presiding officer may disregard the purported nomination of any person not made in compliance with these procedures.

Communications with Our Board of Directors
     Any stockholder or interested party who wishes to communicate with our board of directors or any specific directors, including non-management directors may write to:
Board of Directors
Tyler Technologies, Inc.
5949 Sherry Lane, Suite 1400
Dallas, Texas 75225
     Depending on the subject matter, management will:
•	forward the communication to the director or directors to whom it is addressed (for example, if the communication received deals with our “whistleblower policy” found on our Website, www.tylertech.com, including questions, concerns, or complaints regarding accounting, internal accounting controls, and auditing matters, it will be forwarded by management to the Chairman of the Audit Committee for review);

•	attempt to handle the inquiry directly (for example, if the communication is a request for information about us or our operations or it is a stock-related matter that does not appear to require direct attention by our board of directors); or

•	not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.
     At each meeting of our board of directors, our Chairman will present a summary of all communications received since the last meeting of the board of directors that were not forwarded and will make those communications available to any director on request.
Director Attendance at Annual Meetings
     Directors are not required to attend our annual meetings of stockholders. However, our board of directors typically holds a meeting immediately following the annual meeting of stockholders. Therefore, in most cases, all of our directors will be present at the annual meeting. All of our directors were present at the 2006 annual meeting of stockholders.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
     The following table sets forth certain information concerning the beneficial ownership of our common stock as of March 19, 2007 by (i) each beneficial owner of more than 5% of our common stock, (ii) each director and nominee, (iii) each “Named Executive Officer” (as defined in the SEC’s Regulation S-K), and (iv) all of our executive officers and directors as a group.

			Options
			Exercisable
			Within 60				Percent
Name and Address of Beneficial Owner (1)	Direct (2)		Days (3)	Other (4)		Total	of Class (5)
MSD Capital, L.P.
645 Fifth Avenue, 21st Floor
New York, NY 10022	4,049,923	(6)	—	—		4,049,923	10.4%

Noonday Asset Management LP
227 West Trade Street, Suite 2140
Charlotte, NC 28202	3,404,300	(7)	—	—		3,404,300	8.8%

Directors and Nominees

Donald R. Brattain	28,500		25,000	—		53,500	*
J. Luther King, Jr.	32,000		25,000	187,300	(8)	244,300	*
G. Stuart Reeves	65,000		135,000			200,000	*
Michael D. Richards	40,000		35,000	—		75,000	*
John M. Yeaman	239,350		725,000	7,300	(9)	971,650	2.5%

Named Executive Officers

John S. Marr, Jr.	1,311,699		320,000	192,277	(10)	1,823,976	4.7%
Brian K. Miller	2,645		106,000	7,300	(11)	115,945	*
Dustin R. Womble	174,543		220,000	—		394,543	1.0%
H. Lynn Moore, Jr.	66,667		59,333	—		126,000	*

All directors, nominees and executive officers as a group (9 persons)	1,960,404		1,650,333	394,177		4,004,914	9.9%

*	Less than one percent of our outstanding common stock

(1)	Unless otherwise noted, the address of each beneficial owner is our corporate headquarters: 5949 Sherry Lane, Suite 1400, Dallas, Texas 75225.

(2)	“Direct” represents shares as to which each named individual has sole voting or dispositive power.

(3)	“Options Exercisable Within 60 Days” reflects the number of shares that could be purchased by exercise of options at March 19, 2007 or within 60 days thereafter.

(4)	“Other” represents the number of shares of common stock as to which the named individuals share voting and dispositive power with another person or trust fund.

(5)	Based on 38,883,709 shares of our common stock issued and outstanding at March 19, 2007. Each stockholder’s percentage is calculated by dividing (a) the number of shares beneficially owned by (b) the sum of (i) 38,883,709 plus (ii) the number of shares such owner has the right to acquire within sixty days.

(6)	Based on information reported by MSD Capital, L.P. on a Schedule 13G that was filed with the SEC on or about February 3, 2006.

(7)	Based on information reported by Noonday Asset Management, L.P. on a Schedule 13G that was filed with the SEC on or about January 22, 2007.

(8)	Includes the beneficial ownership of (a) 180,000 shares of common stock held in an investment partnership in which Mr. King is the general partner and is deemed to have voting and investment power, and (b) 7,300 shares of common stock owned by a foundation in which Mr. King is deemed to have shared voting power.

(9)	Common stock owned by a foundation in which Mr. Yeaman is deemed to have shared voting power.

(10)	Common stock held by a partnership in which Mr. Marr is the general partner and has sole voting and investment power.

(11)	Common stock owned by a foundation in which Mr. Miller is deemed to have shared voting power.
Section 16(a) Beneficial Ownership Reporting Compliance
     Section 16(a) of the Securities Exchange Act requires that our directors, executive officers, and 10% or more stockholders file with the SEC and New York Stock Exchange initial reports of ownership and reports of changes in ownership of our common stock. These persons are required to furnish us with copies of all Section 16(a) reports they file with the SEC. To our knowledge, based solely upon (i) our review of the copies of the forms we received during 2006 and (ii) written representations from our directors and executive officers we believe that all of our directors, officers, and 10% or more stockholders complied with all Section 16(a) filing requirements during 2006 except for two stock trades and one stock option grant subsequently reported on Form 4 and Form 5. Dustin R. Womble inadvertently did not file a Form 4 in a timely manner with respect to a purchase of our common stock pursuant to the terms of the Tyler Technologies, Inc. Employee Stock Purchase Plan and did not file a Form 4 in a timely manner with respect to a stock option grant. Brian K. Miller inadvertently did not file a Form 4 in a timely manner with respect to a purchase of our common stock pursuant to the terms of the Tyler Technologies, Inc. Employee Stock Purchase Plan.

COMPENSATION DISCUSSION AND ANALYSIS
Overview
     The primary objectives of our executive compensation program are to attract and employ outstanding management in order to obtain outstanding results, provide a strong link between annual and long-term cash and stock incentives to the achievement of measurable corporate performance objectives, and to align executive incentives with stockholder value. To attract and retain high-level individuals, we may pay above-median compensation or provide stock ownership and stock option incentives to our executive officers. Our Compensation Committee has the responsibility for final approval for all compensation to our executive officers and directors, including the duty to ensure that compensation paid to executive officers does not exceed reasonable amounts and is based on objective standards. The Compensation Committee approves or disapproves the recommendations of management regarding compensation according to the guidelines set forth below. The specific duties and responsibilities of the Compensation Committee are set forth in the Compensation Committee Charter.
     We use a mix of short-term compensation (base salaries and annual cash bonuses) and long-term compensation (stock options) to provide a total compensation structure that is designed to reward outstanding performance and provide cash incentives at or slightly above the median for our industry. From time to time, salaries, bonuses, and other compensation of our executive officers are evaluated by reference to nationwide comparisons. A substantial portion of each of our executive officer’s potential total compensation is in the form of bonuses and options. Annual bonuses vary significantly based on our financial results and revenue growth, the achievement of strategic objectives, extraordinary individual achievement, and each individual’s contribution toward our performance.
Executive Compensation Components
          Our compensation program consists of:
•	base salary;

•	annual cash bonus program; and

•	long-term incentive awards in the form of stock options.
Base Salary
          Base salary is established based on each executive officer’s experience, skill, knowledge, and responsibilities, referring also to market data. The Compensation Committee approved base salaries for 2006 after considering a number of factors, including:
•	individual performance of the executive;

•	internal review of the executive’s compensation, both individually and relative to other officers;

•	the base salary of each executive officer in prior years; and

•	market data of base salary information.
          The Compensation Committee does not assign relative weight or rankings to these factors, but instead makes a subjective determination based upon the consideration of all of these factors. Salary levels are typically considered annually as part of our performance review process as well as upon a promotion or other change in job responsibility.

Annual Cash Bonus Program
          A significant portion of the executive’s annual compensation is in the form of a cash bonus. We believe that some portion of the executive’s compensation should be contingent upon successful achievement of our corporate objectives. Therefore, 2006 annual cash bonuses for executives are based on the level of attainment of certain corporate objectives recommended by management and approved by the compensation committee.
          Awards of annual bonuses are based upon targets and maximum bonus payouts set by the compensation committee and approved by the board of directors at the beginning of each fiscal year. The performance period for cash bonuses is the calendar year, and payouts are made in February and March following the plan year. Target bonus, as a percentage of base salary, is set based on each executive’s position within the organization as well as the executive’s overall compensation package. In addition, the compensation committee may exercise discretion and take into account individual performance in determining awards.
          The named executive officers participate in a bonus plan that is based on actual fully diluted earnings per share (“EPS”) compared to budgeted fully diluted EPS (“EPS Bonus Plan”). The EPS Bonus Plan is calculated as a percentage of the executive’s base salary, with higher ranked executive officers being compensated at a higher percentage of base salary. Based on the recommendations of management, the compensation committee set target bonus awards for 2006 at 100% of base salary for Mr. Marr and Mr. Womble, and 50% of base salary for Mr. Miller and Mr. Moore. The minimum payout level under the 2006 EPS Bonus Plan was 0% of the target bonus while the maximum payout level was 150% of the target bonus. In addition, 100% of the target bonus was earned if we achieved the approximate EPS issued as earnings guidance to the public at the beginning of the fiscal year. The payout level achieved in 2006 for the EPS Bonus Plan was 115% of the target bonus. In addition, Mr. Marr received a discretionary bonus of $32,550.
          For 2007, based on the recommendations of management, the compensation committee set target bonus awards at 100% of base salary for Mr. Marr and Mr. Womble; and 50% of base salary for Mr. Miller and Mr. Moore. The minimum payout level under the 2007 EPS Bonus Plan is 0% of the target bonus while the maximum payout level is 170% of the target bonus. In addition, 100% of the target bonus is earned if we achieve the approximate EPS issued as earnings guidance to the public at the beginning of the fiscal year.
Stock Options
          Stock options are awarded to executive officers to promote long-term success by aligning executive financial interests with the interests of the stockholder, provide an opportunity for increased equity ownership by executives, and maintain competitive levels of compensation. All awards of shares of our stock options are made at or above the market price at the time of the award. Stock option grants are subject to time-based vesting as determined by the Compensation Committee.
          Stock option award levels are determined based on executive responsibilities and market data and are approved by the Compensation Committee. Newly hired or promoted executives who are eligible to receive options are awarded such options on the date of hire or promotion.
Other Compensation
          Our executive officers previously entered into employment agreements which provide certain benefits and perquisites including severance pay that may be triggered as a result of the termination without cause of the executive officer’s employment or by a change in control. All of our executive officers are also eligible for benefits offered to employees generally, including life, health, disability and dental insurance, our 401(K) plan, and our Employee Stock Purchase Plan.

Tax Consequences of Certain Forms of Compensation
          The following is a summary of principal federal income tax consequences of certain transactions under our compensation plan. It does not describe all federal tax consequences of our compensation plan, nor does it describe state and local tax consequences.
Incentive Options
          No taxable income is generally realized by the optionee upon the grant or exercise of an incentive option. If shares issued to an optionee pursuant to the exercise of an incentive option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then upon sale of such shares, any amount realized in excess of the incentive option price will be taxed to the optionee as a long-term capital gain, any loss sustained will be a long-term capital loss, and we will not be entitled to any deduction for federal income tax purposes. The exercise of an incentive option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.
          If shares acquired upon the exercise of an incentive option are disposed of prior to the expiration of the two-year and one-year holding periods described above, generally the optionee will realize ordinary income in the year of disposition in an amount equal to the excess, if any, of the fair market value of the shares at exercise over the option price and we will be entitled to deduct such amount. Special rules will apply where all or a portion of the exercise price of the stock option is paid by tendering shares.
Non-Qualified Options
          We also grant to executives non-qualified stock options that do not qualify for the tax treatment described above. No income is realized by the optionee at the time the option is granted. Generally, at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise, and we receive a tax deduction for the same amount. At disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares have been held. Special rules apply where all or a portion of the exercise price of the non-qualified option is paid by tendering shares. Upon exercise, the optionee will also be subject to Social Security taxes on the excess of the fair market value over the exercise price of the option.
Report of the Compensation Committee
     The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the board of directors, and the board of directors has approved, that the Compensation Discussion and Analysis be included in this proxy statement.
          This report is submitted by the Compensation Committee.
Michael D. Richards, Chairman
J. Luther King, Jr.
G. Stuart Reeves

EXECUTIVE COMPENSATION
Summary Compensation Table
     The following table sets forth certain information regarding the compensation paid to our named executive officers for all of the services they rendered to us during 2006.

							Change in
							Pension Value
							and Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Name and Principal Position	Year	($)	($)	($)	($) (1)	($)	($)	($)	($)
John S. Marr, Jr.	2006	$363,000	$450,000	$—	$400,371	$—	$—	$8,060	$1,221,431
Chief Executive Officer and President

Brian K. Miller	2006	$220,000	$126,500	$—	$56,269	$—	$—	$1,023	$403,792
Senior Vice President, Chief Financial Officer and Treasurer

Dustin R. Womble	2006	$300,000	$345,000	$—	$266,299	$—	$—	$21,791 (2)	$933,090
Executive Vice President; Chief Executive Officer of both the Courts and Justice division and the INCODE division

H. Lynn Moore, Jr.	2006	$220,000	$126,500	$—	$56,269	$—	$—	$60	$402,829
Vice President, General Counsel and Secretary

(1)	Represents amounts expensed by us during 2006 for grants made to executive officers. Such grants provide our executive officers the opportunity to purchase shares of Tyler common stock at some future date at the fair market value of the stock on the date of grant. The dollar value of the stock option grants is based on the grant date fair value as required by Statement of Financial Accounting Standards (“SFAS”) No. 123R. For additional information on the valuation assumptions with respect to the 2006 expense, refer to note 9 of the Tyler Technologies’ financial statements in the Form 10-K for the year ended December 31, 2006, as filed with the Securities and Exchange Commission. The SFAS No. 123R value does not represent cash received by the executive in 2006, but potential earnings contingent on the Tyler’s future performance. Stock option grants are designed to provide long-term (up to ten years) incentives and rewards linked directly to the price of our common stock. Stock options add value to the recipient only when shareholders benefit from stock price appreciation and, as such, further align management’s interest with those of our shareholders.

(2)	All other compensation includes amounts contributed or accrued by Tyler under the 401(K) Savings Plan or the Employee Stock Purchase Plan, personal use of a company owned car, value of the tax gross up for personal use of a company owned car, tickets to sporting events, a charitable donation made on behalf of Mr. Womble and life insurance premiums.

Grants of Plan-Based Awards in 2006
          The following table sets forth certain information relating to stock option grants to the “Named Executive Officers” during 2006.

								All Other	All Other
								Stock	Option
								Awards:	Awards:		Grant Date
								Number of	Number of	Exercise or	Fair Value
		Estimated Future Payouts Under			Estimated Future Payouts Under			Shares of	Securities	Base Price	of Stock
		Non-Equity Incentive Plan Awards			Equity Incentive Plan Awards			Stock or	Underlying	of Option	and Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Options	Awards	Awards
Name	Date	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Sh)	($/Sh)
John S. Marr, Jr.		$—	$—	$—	—	—	—	—	—	$—	$—
Brian K. Miller		$—	$—	$—	—	—	—	—	—	$—	$—
Dustin R. Womble	7/26/2006	$—	$—	$—	—	—	—	—	100,000 (1)	$11.02	$5.78
H. Lynn Moore, Jr.		$—	$—	$—	—	—	—	—	—	$—	$—

(1)	Mr. Womble was granted an option to purchase 100,000 shares of Tyler common stock at $11.02 per share in July 2006 in recognition of his promotion to Chief Executive Officer of Incode and his assumption of the additional duties of Chief Executive Officer of the Courts and Justice division. The SFAS No. 123R value for the options granted to Mr. Womble was actuarially determined to be $5.78 per option share. This value does not represent cash received by Mr. Womble in 2006, but potential earnings contingent on the Tyler’s future performance. Stock option grants are designed to provide long-term (up to ten years) incentives and rewards linked directly to the price of our common stock. Stock options add value to the recipient only when shareholders benefit from stock price appreciation and, as such, further align management’s interest with those of our shareholders.
Outstanding Equity Awards at Year-End
     The following table shows outstanding equity awards for each of the “Named Executive Officers” at December 31, 2006:

		Options Awards				Stock Awards
							Market
			Equity Incentive			Number	Value of	Equity Incentive	Equity Incentive
	Number of	Number of	Plan Awards:			of Shares	Shares or	Plan Awards:	Plan Awards:
	Securities	Securities	Number of			or Units of	Units of	Number of	Market or Payout
	Underlying	Underlying	Securities			Stock	Stock	Unearned Shares,	Value of Unearned
	Unexercised	Unexercised	Underlying	Option		That Have	That Have	Units or Other	Shares, Units or
	Options	Options	Unexercised	Exercise	Option	Not	Not	Rights That Have	Other Rights That
	(#)	(#)	Unearned Options	Price	Expiration	Vested	Vested	Not Vested	Have Not Vested
Name	Exercisable	Unexercisable	(#)	($)	Date	(#)	($)	(#)	($)
John S. Marr, Jr.	300,000	200,000	—	$4.58	7/1/2013
	20,000	80,000	—	$7.52	7/26/2015

Brian K. Miller	50,000	—	—	$5.25	12/12/2007
	25,000	—	—	$3.88	4/14/2009
	15,000	—	—	$1.62	5/8/2011
	16,000	64,000	—	$7.52	7/26/2015

Dustin R. Womble	50,000	—	—	$3.88	4/14/2009
	30,000	—	—	$3.60	3/4/2013
	120,000	80,000	—	$4.58	7/1/2013
	20,000	80,000	—	$7.52	7/26/2015
	—	100,000	—	$11.02	7/26/2016

H. Lynn Moore, Jr.	40,000	—	—	$5.44	10/8/2008
	10,000	—	—	$3.88	4/14/2009
	33,333	—	—	$1.62	5/8/2011
	16,000	64,000	—	$7.52	7/26/2015

Option Exercises and Stock Vested
     The following table shows stock option exercises during 2006 by each of the “Named Executive Officers”:

	Option Awards		Stock Awards
	Number of Shares	Value Realized	Number of Shares
	Acquired on	on Exercise	Acquired on	Value Realized
Name	Exercise (#)	($)	Vesting (#)	on Vesting ($)
John S. Marr, Jr.	—	$—	—	$—

Brian K. Miller	15,000	$171,750	—	$—

Dustin R. Womble	100,000	$738,000	—	$—

H. Lynn Moore, Jr.	—	$—	—	$—
Employment Contracts
     Effective July 1, 2003, we entered into a five-year employment agreement with John S. Marr, Jr. Under the terms of the agreement, Mr. Marr will receive a minimum base salary of $275,000 during the first year of the agreement and $300,000 during the remaining term. Mr. Marr will also participate in performance bonus or incentive compensation plans made available to comparable level employees of the company and its subsidiaries and receive all employee benefits and perquisites normally offered to the executive employees of the company. The agreement provides for a severance payment equal to Mr. Marr’s base salary (a) still due for the remainder of the term of the agreement or (b) for a period of twenty-four months, whichever is greater, upon a “change of control” (as defined in the agreement) or if he is terminated for any reason other than “cause” (as defined in the agreement). In addition to the severance payment, the agreement also provides that we will continue to provide benefits for a period equal to the greater of (a) the number of months remaining on the term of the agreement or (b) twelve months. The agreement also contains certain non-competition, non-solicitation, and confidentiality covenants.
     Effective December 1, 1997, we entered into an employment agreement with Brian K. Miller. Under the terms of the agreement, Mr. Miller received a beginning base salary of $140,000. Mr. Miller will also participate in performance bonus or incentive compensation plans made available to comparable level employees of the company and its subsidiaries and receive all employee benefits and perquisites normally offered to the executive employees of the company. The agreement provides for a severance payment equal to Mr. Miller’s base salary upon a “change of control” (as defined in the agreement) or if he is terminated for any reason other than “cause” (as defined in the agreement). In addition to the severance payment, the agreement also provides that we will continue to provide benefits for a period of up to twelve months. In the event of a change in control, all unvested options previously granted to Mr. Miller would become immediately vested and exercisable.
     Effective February 26, 2007, we entered into a five-year employment agreement with Brian K. Miller that replaced Mr. Miller’s employment agreement dated December 1, 1997. Under the terms of the agreement, Mr. Miller will receive a minimum base salary of $235,000 during the term of the agreement. Mr. Miller will also participate in performance bonus or incentive compensation plans made available to comparable level employees of the company and its subsidiaries and receive all employee benefits and perquisites normally offered to the executive employees of the company. The agreement provides for a severance payment equal to Mr. Miller’s base salary (a) for a period of three years during the first two years of the agreement, (b) still due for the remainder of the term of the agreement during the third year of the agreement, and (c) for a period of two years following the third year of the agreement, upon a “change of control” (as defined in the agreement) or if he is terminated for any reason other than “cause” (as defined in the agreement). In addition to the severance payment, the agreement also provides that we will continue to provide benefits for a period equal to the greater of (a) the number of months remaining on the term of the agreement or (b) twelve months. The agreement also contains certain non-competition, non-solicitation, and confidentiality covenants.
     Effective July 1, 2003, we entered into a five-year employment agreement with Dustin R. Womble. Under the terms of the agreement, Mr. Womble will receive a minimum base salary of $220,000 during the term of the agreement. Mr. Womble will also participate in performance bonus or incentive compensation plans made available to comparable level employees of the company and its subsidiaries and receive all employee benefits and perquisites normally offered to the executive employees of the company. The agreement provides for a severance payment equal to Mr. Womble’s base salary (a) still due for the remainder of the term of the agreement or (b) for a period of twenty-four months, whichever is greater, upon a “change of control” (as defined in the agreement) or if he is terminated for any reason other than “cause” (as defined in the agreement). In addition to the severance payment, the agreement also provides that we will continue to provide benefits for a period equal to the greater of (a) the number of months remaining on the term of the agreement or (b) twelve months. The agreement also contains certain non-competition, non-solicitation, and confidentiality covenants.
     Effective August 5, 2003, we entered into a five-year employment agreement with H. Lynn Moore, Jr. Under the terms of the agreement, Mr. Moore will receive a minimum base salary of $200,000 during the term of the agreement. Mr. Moore will also participate in performance bonus or incentive compensation plans made available to comparable level employees of the company and its subsidiaries and receive all employee benefits and perquisites normally offered to the executive employees of the company. The agreement provides for a severance payment equal to Mr. Moore’s base salary (a) for a period of three years during the first two years of the agreement, (b) still due for the remainder of the term of the agreement during the third year of the agreement, and (c) for a period of two years following the third year of the agreement, upon a “change of control” (as defined in the agreement) or if he is terminated for any reason other than “cause” (as defined in the agreement). In addition to the severance payment, the agreement also provides that we will continue to provide benefits for a period equal to the greater of (a) the number of months remaining on the term of the agreement or (b) twelve months. The agreement also contains certain non-competition, non-solicitation, and confidentiality covenants.
Potential Payments Under Employment Contracts
     Had a change in control occurred during fiscal 2006 and had the employment contracts in effect as of December 31, 2006 and described above been terminated on December 31, 2006, the named executive officers would have been eligible to receive the payments set forth in the table below.

	Termination Without Cause		Upon a Change in Control
					Accelerated
	Lump Sum	Continuation	Lump Sum	Continuation	Vesting of
	Severance	of Health Care	Severance	of Insurance	Stock
Name	Payment	Benefit	Payment	Benefit	Options
John S. Marr Jr.	$726,000	$16,050	$726,000	$16,050	$—

Brian K. Miller	$220,000	$10,766	$220,000	$10,766	$225,427

Dustin R. Womble	$600,000	$16,180	$600,000	$16,180	$—

H. Lynn Moore Jr.	$440,000	$14,219	$440,000	$14,219	$—
Director Compensation
     The following table sets forth a summary of the compensation paid to our non-employee directors in 2006.

						Change in
						Pension Value
						and
						Nonqualified
	Fees Earned				Non-Equity	Deferred
	or Paid in		Option		Incentive Plan	Compensation	All Other
	Cash	Stock Awards	Awards		Compensation	Earnings	Compensation	Total
Name	($) (1)	($)	($) (2)		($)	($)	($)	($)
Donald R. Brattain	$48,500	$—	$52,615	(3)	$—	$—	$—	$101,115

J. Luther King, Jr.	$35,500	$—	$52,615	(4)	$—	$—	$—	$88,115

G. Stuart Reeves	$36,500	$—	$23,326	(5)	$—	$—	$—	$59,826

Michael D. Richards	$28,250	$—	$23,326	(6)	$—	$—	$886 (7)	$52,462

(1)	Non-employee directors receive the following compensation:
•	An annual retainer of $25,000 for the chairman of the audit committee and $15,000 for the other non-employee directors.

•	A fee of $2,500 for each Board meeting attended in person and $1,250 for each Board meeting attending via telephone.

•	A fee of $2,500 for each audit committee meeting attended in person and $1,250 for each audit committee meeting attended via telephone.

•	A fee of $1,000 for each compensation committee meeting attended in person and $500 for each compensation committee meeting attended via telephone.

•	A fee of $1,000 for each nominating and governance committee meeting attended in person and $500 for each nominating and governance committee meeting attended via telephone.

•	Each director is entitled to reimbursement for his reasonable out-of-pocket expenses incurred in connection with travel to and from, and attendance at, meetings of the Board of Directors or its committees and related activities.
(2)	Represents amounts expensed by us during 2006 for grants made to non-employee directors. Such grants provide our directors the opportunity to purchase shares of Tyler common stock at some future date at the fair market value of the stock on the date of grant. The dollar value of the stock option grants is based on the grant date fair value as required by Statement of Financial Accounting Standards (“SFAS”) No. 123R. In May 2006, our directors were each granted options to purchase 5,000 shares of Tyler common stock at $10.26 per share. The SFAS No. 123R value for the options granted to our non-employee directors was actuarially determined to be $5.19 per option share. This value does not represent cash received by our directors in 2006, but potential earnings contingent on the Tyler’s future performance. Stock option grants are designed to provide long-term (up to ten years) incentives and rewards linked directly to the price of our common stock. Stock options add value to the recipient only when shareholders benefit from stock price appreciation and, as such, further align our director’s interest with those of our shareholders.
(3)	Total aggregate shares underlying outstanding stock options as of December 31, 2006 were 30,000.

(4)	Total aggregate shares underlying outstanding stock options as of December 31, 2006 were 30,000.

(5)	Total aggregate shares underlying outstanding stock options as of December 31, 2006 were 140,000.

(6)	Total aggregate shares underlying outstanding stock options as of December 31, 2006 were 40,000.

(7)	Other compensation includes costs associated with spousal travel to a Tyler function.
Compensation Committee Interlocks and Insider Participation
     In 2006, the Compensation Committee consisted of Michael D. Richards (Chairman), J. Luther King, Jr., and G. Stuart Reeves. No member of the Compensation Committee was an officer or employee of the company or any of our subsidiaries. None of our executive officers served on the compensation committee of any other entity.

REPORT OF THE AUDIT COMMITTEE
     The Audit Committee assists the board of directors in fulfilling its responsibilities for general oversight of the integrity of our financial statements, our compliance with legal and regulatory requirements, the independent auditors’ qualifications and independence, the performance of our independent auditors, the effectiveness of our disclosure controls and of our internal controls over financial reporting, and risk assessment and risk management. The Audit Committee manages the relationship with our independent auditors (who report directly to the Audit Committee). The Audit Committee has the authority to obtain advice and assistance from outside legal, accounting, or other advisors as the Audit Committee deems necessary to carry out its duties and to receive appropriate funding, as determined by the Audit Committee, from the company for such advice and assistance.
     Management has the primary responsibility for our reporting process, including our systems of internal controls, and for preparing our financial statements. In fulfilling its oversight responsibilities, the Audit Committee reviewed with management the audited financial statements contained in the Annual Report, including a detailed discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of the significant judgments, and the clarity of disclosures in the financial statements.
     The Audit Committee meets with the independent auditors, with and without management present, to discuss the overall scope and plans for the audits and the results of their examinations. The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of the accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. The Audit Committee also reviewed managements report on internal controls over financial reporting and the independent accounting firm’s related opinions. In addition, the Audit Committee discussed with the independent auditors the auditors’ independence from management and the company, including the matters in the written disclosures required by the Independence Standards Board, and considered the compatibility of non-audit services with the auditors’ independence. The Audit Committee met five times during 2006.
     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the board of directors (and the board approved) that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2006 for filing with the SEC.
     This report is submitted by the Audit Committee.
Donald R. Brattain, Chairman
J. Luther King, Jr.
G. Stuart Reeves

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
     Our directors and executive officers seek approval from the board of directors prior to entering into a business arrangement that would be deemed a related party transaction. In addition, we review, on an annual basis, our financial records to ensure all related party transactions are identified, quantified, and adequately disclosed. Also, each director and executive officer must disclose in writing any known related party transactions associated with completion of the annual director and officer questionnaire.
     We employ Dane L. Womble, a brother of Dustin R. Womble. Dane L. Womble received $161,800 in salary and bonus compensation in fiscal year 2006 in exchange for services rendered. In fiscal year 2006, we made $1.7 million in lease payments for certain office space in Falmouth, Maine that is owned by an entity in which the father and brother of John S. Marr, Jr. have an ownership interest. The lease is at current prevailing fair market rates for the area. John S. Marr, Jr. does not have an interest in the entity that leases property to us.
STOCKHOLDER PROPOSALS
     Any proposal that a stockholder desires to present at the 2008 annual meeting must be received by us at our corporate headquarters no later than January 18, 2008.

By Order of the Board of Directors,

H. Lynn Moore, Jr.
Vice President, General Counsel,
and Secretary
Dallas, Texas
March 19, 2007

ANNUAL MEETING OF STOCKHOLDERS OF
TYLER TECHNOLOGIES, INC.
May 17, 2007
Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.
    2                                                 ê Please detach along perforated line and mail in the envelope provided. ê

20730000000000000000 5	051707

THIS PROXY WILL BE VOTED AS SPECIFIED BELOW. IF NO SPECIFICATION IS MADE,
THIS PROXY WILL BE VOTED FOR THE MATTERS SPECIFICALLY REFERRED TO BELOW.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE
☒

							FOR	AGAINST	ABSTAIN
1.	Election of Directors:				2.	Ratification of Ernst & Young LLP as independent auditors.	☐	☐	☐
☐		NOMINEES:
	FOR ALL NOMINEES	¡	Donald R. Brattain
		¡	J. Luther King, Jr.		3.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or adjournments thereof.
☐	WITHHOLD AUTHORITY	¡	John S. Marr, Jr.
	FOR ALL NOMINEES	¡ ¡	G. Stuart Reeves Michael D. Richards
☐	FOR ALL EXCEPT (See Instructions below)	¡ ¡	Dustin R. Womble John M. Yeaman

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

☐
PROXY
TYLER TECHNOLOGIES, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY
     The undersigned hereby (1) acknowledges receipt of the Notice dated March 29, 2007 of the annual meeting of stockholders of Tyler Technologies, Inc. (the “Company”) to be held at the Park City Club, 5956 Sherry Lane, Suite 1700, Dallas, Texas, on Thursday, May 17, 2007 at 9:00 a.m. local time, and the proxy statement in connection therewith, and (2) appoints John S. Marr, Jr. and John M. Yeaman, and each of them, his proxies with full power of substitution and revocation, for and in the name, place and stead of the undersigned to vote upon and act with respect to, all of the shares of Common Stock of the Company standing in the name of the undersigned, or with respect to which the undersigned is entitled to vote and act at said meeting and at any adjournment thereof, and the undersigned directs that his proxy be voted as indicated on the reverse side hereof. If only one of the above proxies shall be present in person, or by substitute, at such meeting or any adjournment thereof, that proxy, so present and voting, either in person or by substitute, shall exercise all of the powers hereby given.
     The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such stock and hereby ratifies and confirms all that said proxies, their substitute or any of them may lawfully do by virtue hereof.
(Continued and to be signed on the reverse side)

14475

ANNUAL MEETING OF STOCKHOLDERS OF
TYLER TECHNOLOGIES, INC.
May 17, 2007

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.
- OR -
INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

COMPANY NUMBER
ACCOUNT NUMBER

You may enter your voting instructions at www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.
    2                                                 ê  Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet. ê
   ■        20730000000000000000 5                                                                 051707

THIS PROXY WILL BE VOTED AS SPECIFIED BELOW. IF NO SPECIFICATION IS MADE,
THIS PROXY WILL BE VOTED FOR THE MATTERS SPECIFICALLY REFERRED TO BELOW.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

							FOR	AGAINST	ABSTAIN
1. Election of Directors:					2.	Ratification of Ernst & Young LLP as independent auditors.	☐	☐	☐

		NOMINEES:			3.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or adjournments thereof.
☐	FOR ALL NOMINEES	¡	Donald R. Brattain
		¡	J. Luther King, Jr.
☐	WITHHOLD AUTHORITY	¡	John S. Marr, Jr.
	FOR ALL NOMINEES	¡	G. Stuart Reeves
		¡	Michael D. Richards
☐	FOR ALL EXCEPT	¡	Dustin R. Womble
	(See Instruction below)	¡	John M. Yeaman

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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